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                                                                      EXHIBIT 11


                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                            Three Months Ended             Nine Months Ended
                                                                September 30,                 September 30,
                                                           ---------------------         ---------------------
                                                            1997           1996           1997           1996
                                                            ----           ----           ----           ----
Net earnings used to calculate earnings
 per share:                                                $ 17.3         $ 15.2         $ 37.9           27.7
                                                           ======         ======         ======         ======

Calculation of primary earnings per share:
     Weighted average common shares                          24.5           24.3           24.4           24.3
     Dilutive effect of assumed exercise of options
       for the purchase of common shares                      0.4           --              0.2           --
                                                           ------         ------         ------         ------

     Weighted average common shares used to
       calculate primary earnings per share                  24.9           24.3           24.6           24.3
                                                           ======         ======         ======         ======

     Primary earnings per common share                     $ 0.69         $ 0.63         $ 1.54         $ 1.14
                                                           ======         ======         ======         ======


Calculation of fully diluted earnings per share:
     Weighted average common shares                          24.5           24.3           24.4           24.3
     Dilutive effect of assumed exercise of
       options for the purchase of common shares              0.5           --              0.2           --
                                                           ------         ------         ------         ------

     Weighted average common shares used to
       calculate fully diluted earnings per share            25.0           24.3           24.6           24.3
                                                           ======         ======         ======         ======

     Fully diluted earnings per common share               $ 0.69         $ 0.63         $ 1.54         $ 1.14
                                                           ======         ======         ======         ======

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